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                                   Exhibit 24

                               POWER OF ATTORNEY

                        INDIANA MICHIGAN POWER COMPANY
             Annual Report on Form 10-K for the Fiscal Year Ended
                               December 31, 1999


The undersigned directors of INDIANA MICHIGAN POWER COMPANY, an Indiana corporation (the "Company"), do hereby constitute and appoint E. LINN DRAPER, JR., ARMANDO A. PENA and HENRY W. FAYNE, and each of them, their attorneys-in-fact and agents, to execute for them, and in their names, and in any and all of their capacities, the Annual Report of the Company on Form 10-K, pursuant to Section 13 of the Securities Exchange Act of 1934, for the fiscal year ended December 31, 1999, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform every act and thing required or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned have signed these presents this 2nd day of March, 2000.


      /s/ Karl G. Boyd                    /s/ Armando A. Pena
Karl G. Boyd                              Armando A. Pena


      /s/ E. Linn Draper, Jr.             /s/ John R. Sampson
E. Linn Draper, Jr.                       John R. Sampson


      /s/ Jeffrey A. Drozda               /s/ D. B. Synowiec
Jeffrey A. Drozda                   D. B. Synowiec


      /s/ Henry W. Fayne                  /s/ J. H. Vipperman
Henry W. Fayne                            J. H. Vipperman


      /s/ Wm. J. Lhota                    /s/ W. E. Walters
Wm. J. Lhota                              W. E. Walters


      /s/ Mark W. Marano                  /s/ E. H. Wittkamper
Mark W. Marano                            E. H. Wittkamper